SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 29, 2003

NETSCREEN TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-33387	77-0469208
(Commission File Number)	(IRS Employer Identification No.)

805 11th Avenue, Building 3, Sunnyvale, California	94089
(Address of Principal Executive Offices)	(Zip Code)

(408) 543-2100

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Item 12.	Results of Operations and Financial Condition.

On October 29, 2003, NetScreen Technologies, Inc., a Delaware corporation, issued a press release announcing earnings for the quarter and fiscal year ended September 30, 2003. The earnings press release, which has been attached as Exhibit 99.01, discloses certain “pro-forma” financial measures that are not presented in accordance with United States generally accepted accounting principles, or GAAP.

Management uses this non-GAAP information to monitor and evaluate on-going operating results and trends that affect our core business. We believe that this non-GAAP information provides investors with information that highlights the underlying performance of our business. In addition, because we have historically reported certain non-GAAP results to investors, we believe the inclusion of non-GAAP numbers provides consistency in our financial reporting.

However, these non-GAAP measures should be considered supplemental to, and not a substitute for or superior to, net income, operating expense, gross margin, operating profit margin, earnings per share, effective tax rate or other measures of financial performance prepared in accordance with GAAP. The non-GAAP measures included in our press release have been reconciled to the comparable GAAP measure in the press release filed as an exhibit to this report.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NETSCREEN TECHNOLOGIES, INC.

Date: October 29, 2003	By:	/s/ Robert D. Thomas

Robert D. Thomas President, Chief Executive Officer

INDEX TO EXHIBITS

Exhibit No.	Description of Exhibit
99.01	Press release dated October 29, 2003*

*	This exhibit is intended to be furnished and shall not be deemed “filed” for purposes of the Securities Exchange Act of 1934, as amended.